

ChromaDex Earnings Conference Call Third Quarter 2020

Rob Fried
Chief Executive Officer

Frank Jaksch
Co-Founder / Executive Chairman

Kevin Farr
Chief Financial Officer

SAFE HARBOR STATEMENT

This presentation and other written or oral statements made from time to time by representatives of ChromaDex contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, such as 2020 financial outlook, and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be," "future" or the negative of these terms and other words of similar meaning, are forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our expected sales, cash flows and financial performance, business, business strategy, expansion, growth, products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook. Forward-looking statements are based on management's current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward-looking statements. These risks and uncertainties include those risk factors discussed in Part II, "Item 1A. Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the Securities Exchange Commission (the "Commission") on November 4, 2020 and in Part I, "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 10, 2020, as amended on May 18, 2020. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in these filings with the Commission. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Important factors that could cause actual results to differ materially from those in the forward looking statements include: the effect of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows; a decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; inability to raise capital to fund continuing operations; changes in government regulation; and the ability to complete customer transactions and capital raising transactions.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

About Non-GAAP Financial Measures

ChromaDex's non-GAAP financial measures exclude interest, income tax, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health and total legal expense for adjusted EBITDA excluding total legal expense. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex's financial results in accordance with GAAP.

FDA Disclaimer

Statements made in this presentation have not been evaluated by the Food and Drug Administration. ChromaDex products are not intended to diagnose, treat, cure, or prevent any disease. The statements in this presentation are for investor relations and educational purposes only and not intended for consumers or vendors.

Q3 2020 & Recent Highlights

- ✓ Strong sequential top-line growth in the core business, e-Commerce (+7%) and Watsons (+93%), after a temporary slowdown due to the coronavirus last quarter.
- ✓ Total company net sales down 7% and TRU NIAGEN up 2% sequentially due to a tough comparison ($1.6 million Horizon Ventures purchase in Q2 2020). Total company net sales up 18% YoY and TRU NIAGEN up 22% YoY.
- ✓ Net loss was ($4.2) million or ($0.07) per share, compared to a net loss of ($7.2) million or ($0.12) per share in Q3 2019.
- ✓ Underlying business, as measured by Adjusted EBITDA excluding legal expense, delivered a loss of $0.1 million, a $1.7 million improvement YoY and break-even year-to-date.
- ✓ Delivered supply chain and organizational realignment cost savings, with ~60% gross margins and lower operating expense sequentially and YoY. On track to deliver ~$2.0 million of gross annualized savings in 2021.
- ✓ Full year 2020 financial outlook unchanged from last quarter.
- ✓ Remain committed to achieving cash flow break-even while making investments to drive long-term growth.
- ✓ In October, Nestlé Health Science's new Celltrient™ Cellular Energy products featuring Tru Niagen® launched in the United States.
- ✓ Growing body of clinical research suggests that Niagen® may support areas of human health with broad addressable markets, including cardiovascular and immune health, with additional studies underway.

Demonstrated financial and operational discipline. Advanced the science & strategic partnerships.

Management Team

Rob Fried – *Chief Executive Officer*
Mr. Fried is an Academy Award and Emmy Award winning motion picture producer. He has held senior roles at entertainment companies Savoy Pictures (CEO), Columbia Pictures (Executive Vice President) and Fried Films (founder, CEO). He has also founded and served as CEO of internet companies Feeln (now Hallmark Movies Now), WHN (a leading e-commerce service provider), and Healthspan Research (now part of ChromaDex). Mr. Fried holds a B.S. from Cornell University and a M.B.A. from the Columbia University Graduate School of Business.

Frank Jaksch - *Executive Chairman*
Co-founded ChromaDex in 2000

Kevin Farr – *CFO*
Former CFO, Mattel, Inc, 2000-2017
PriceWaterhouse, 10 years, CPA

Megan Jordan – *CCO & SVP of Global Marketing*
Former SVP of Global Corporate Communications, Herbalife Nutrition 2015-2018

Dr. Andrew Shao – *SVP Global Regulatory & Scientific Affairs*
Over two decades of experience in global nutrition industry
Amway, Herbalife Nutrition & Council for Responsible Nutrition

Mark Friedman – *General Counsel, Corporate Secretary*
Former EVP & General Counsel, Herbalife 2013-2018

Ben Shichman – *Chief Technology Officer*
Over 25 years of experience fast growing software and e-Commerce companies

Alberto Bottene – *SVP of Sales and Business Development*
Over 30 years of global business development in health, beauty and supplements industry

David S. Kroes – *SVP of People Matter(s)*
Over 20 years of People Matter(s) leadership across multiple industries, ranging from start-ups to large global companies


Scientific Update

Scientific Advisory Board



Charles Brenner, Ph.D.
Alfred E Mann Family Foundation Chair, Department of Diabetes & Cancer Metabolism
City of Hope

World's Foremost Authority on NAD Metabolism



Roger Kornberg, Ph.D.
Chairman
Professor of Structural Biology
Stanford University

Nobel Prize Winner, Chemistry, 2006



Rudolph Tanzi, Ph.D.
Kennedy Professor of Neurology
Harvard University

Leading Alzheimer's Researcher, TIME 100 Most Influential 2015



Dr. Bruce German
Chairman of Food, Nutrition, & Health
University of California, Davis

Leader in Food, Nutrition, & Wellness Innovation



Professor Sir John Walker, Ph.D.
Emeritus Director, MRC Mitochondrial Biology
University of Cambridge

Nobel Prize Winner, Chemistry, 1997



Brunie H. Felding, Ph.D.
Associate Professor of Molecular Medicine
Scripps Research Institute

Renowned Breast Cancer Researcher focused on NAD+ supplementation

Most prominent human clinical research areas for Niagen® are vitality, locomotion, cognition, and sensory

	VITALITY (incl. Cardiovascular, Metabolic)	LOCOMOTION	COGNITION (Neurological)	SENSORY
Human Studies	59 %	20 %	14 %	8 %
Conditions Studied	Type II Diabetes (Insulin Sensitivity)* Altered Glucose and Lipid Metabolism Non-Alcoholic Fatty Liver* Weight Loss Heart Failure Hypertension Arterial Stiffness* Vascular Function* Immunity/Inflammation* Chronic Kidney Disease Cystic Fibrosis	Parkinson's Disease Ataxia Telangiectasia Exercise Capacity/Performance Muscle Function/Strength Sarcopenia	Mild Concussion Mild Cognitive Impairment Alzheimer's Disease	Neuropathies *(e.g. Diabetic Neuropathy, Peripheral Neuropathy)* Small Nerve Fiber Degeneration

Note: Based on Niagen® NR trials listed on clinicaltrials.gov and ChromaDex Material Transfer Agreements – studies in progress or in planning.

Science Continues to Expand

- **Two new human studies on nicotinamide riboside initiated since prior update:(1)**
  - University of Health & Sciences Istanbul, Training and Research Hospital, Turkey, in collaboration with ScandiBio Therapeutics (September 2020)
    - The objective is to assess the clinical efficacy, tolerability, and safety of the combination of a nutritional protocol including nicotinamide riboside ("NR") and the local standard of care compared to a placebo and the local standard of care.
    - Results of initial phase of the study titled "Combined metabolic cofactor supplementation accelerates recovery in mild-to-moderate COVID-19" published on preprint server medRxiv.org.
    - The combination treatment reduced average recovery time compared to the placebo group by 29%
  - University of Washington, in collaboration with the National Heart, Lung and Blood Institute, part of the NIH (August 2020)
    - The objective is to assess the mechanisms by which raising blood and heart NAD+ levels in humans helps mediate changes in mitochondrial function, protein, and epigenetic modifications, as well as inflammation.
    - If the results are positive, this would provide evidence to proceed with additional studies on NR as a potential nutritional solution for heart failure patients.
- **Nine new research collaborations signed through ChromaDex External Research Program (CERP)(2)**

(1) There are 54 ongoing, completed, and published clinical studies currently registered on clinicaltrials.gov to investigate the pharmacokinetics and therapeutic effects of NR alone or in combination with other ingredients. 43 of these use NR only. Clinicaltrials.gov also includes two niacin studies for a total of 56 under the search term "nicotinamide riboside." (As of October 26, 2020)
(2) 225+ research collaborations for Niagen® signed with research institutes and universities around the world.

Recent Peer-Reviewed Publications

- ***The Journal of Clinical Investigation*** – Zhou et al., 2020 – *"Boosting NAD Suppresses Inflammatory Activation of PBMCs in heart failure."* – *August 2020*
  - Second clinical study focused on the potential cardiovascular benefits of nicotinamide riboside ("NR") supplementation in humans.
  - According to the lead researchers, by increasing the mitochondrial health of peripheral blood mononuclear cells ("PBMCs") in the studied patients, proinflammatory cytokine production was reduced.
  - A key marker studied was IL-6, a known pro-inflammatory molecule that was suggested to play an important signaling role between mitochondrial function and inflammation in PBMCs.

- ***Nature Immunology*** – Yu et al., 2020 – *"Disturbed mitochondrial dynamics in CD8+ TILs reinforce T cell exhaustion."* – *October 2020*
  - Preclinical mouse study found that NR improved T-cell function, which is a component of new cancer immunotherapies. T-cells are immune cells tasked with recognizing and eliminating infected, damaged or cancerous cells.
  - This research built upon a previous preclinical study that found NR could improve cancer treatment by preventing chemotherapy-induced stem cell depletion, including T-cells.
  - We know mitochondrial function is essential to the function of energy-expensive cells, including stem cells and immune cells. The results of these recent preclinical studies suggest NR can support these cells; however further research is required to verify this.

- ***The European Molecular Biology Organization Journal*** – Sun et al., 2020 – *"Re-equilibration of imbalanced NAD metabolism ameliorates the impact of telomere dysfunction."* – *September 2020*
  - Preclinical study found that replenishing NAD+ with NR alleviated telomere damage in human cells and mice, providing a protective effect to DNA as cells replicate.
  - Telomeres attrition, or shortening, has been linked to many age-related health conditions. These promising findings suggest that NAD+ repletion with NR may play a role in maintaining healthy telomere function; however, additional research is needed.


Financial Highlights
TRU
NIAGEN
300mg

Q3 2020 Net Sales Mix



Q3 2019
e-Commerce
59%
$12.1 MM
Other Ingredients
4%
Analytical Reference Standards & Services (1)
9%
NIAGEN Ingredient
6%
Watson's & Other B2B
22%



Q3 2020
e-Commerce
61%
$14.2MM
Watson's & Other B2B
23%
NIAGEN Ingredient
6%
Analytical Reference Standards & Services (1)
6%
Other Ingredients
4%

- **TRU NIAGEN** net sales increased to **84% of net sales** in Q3 2020 compared to 81% in Q3 2019[(2)]
- **NIAGEN-related** net sales increased to **90% of net sales** in Q3 2020 compared to 87% in Q3 2019[(3)]

Successful transformation into a consumer-focused company with flagship product, TRU NIAGEN

(1) Analytical Reference Standards and Services previously reported as Core
(2) TRU NIAGEN net sales include e-Commerce, Watson's/Other B2B
(3) NIAGEN-related sales include TRU NIAGEN and NIAGEN ingredient

Q3 2020 Net Sales

Q3 2020 Net Sales
($ in millions)


e-Commerce
8.7
Watson's & Other B2B
3.3
NIAGEN Ingredient
0.9
Analytical Reference Standards & Services (1)
0.8
Other Ingredients
0.6
TRU NIAGEN
$11.9

Growth Rates

	YoY % (vs Q3 2019)	QoQ % (vs Q2 2020)
e-Commerce	+21%	+7%
Watson's & Other B2B	+25%	-10%
NIAGEN Ingredient	+20%	-56%
Analytical Reference Standards & Services (1)	-30%	+7%
Other Ingredients	+24%	-26%
Total	+18%	-7%

Continued strong growth in TRU NIAGEN, NIAGEN and other ingredients YoY, partially offset by lower sales in legacy Analytical Reference Standards & Services business, including the divestiture of Spherix Regulatory Consulting business.

(1) Analytical Reference Standards and Services previously reported as Core

Year-to-Date 2020 Net Sales

YTD 2020 Net Sales
($ in millions)


e-Commerce
25.0
Watson's & Other B2B
9.8
NIAGEN Ingredient
4.8
Analytical Reference Standards & Services (1)
2.2
Other Ingredients
2.0
TRU NIAGEN
$34.8

YoY %
(vs YTD 2019)

	YoY % (vs YTD 2019)
e-Commerce	+28%
Watson's & Other B2B	+54%
NIAGEN Ingredient	+65%
Analytical Reference Standards & Services (1)	-30%
Other Ingredients	+67%
Total	+32%

Continued strong growth in TRU NIAGEN, NIAGEN and other ingredients, partially offset by lower sales in legacy Analytical Reference Standards & Services business, including the divestiture of Spherix Regulatory Consulting business.

(1) Analytical Reference Standards and Services previously reported as Core

2018 – 2020 YTD Net Sales Summary

(In millions)

Description	2018 Q1	2018 Q2	2018 Q3	2018 Q4	2018 FY	2019 Q1	2019 Q2	2019 Q3	2019 Q4	2019 FY	2020 Q1	2020 Q2	2020 Q3
Ecommerce	1.8	3.5	4.4	5.2	15.0	5.9	6.5	7.1	7.9	27.5	8.2	8.1	8.7
Watsons	0.8	0.3	0.7	1.2	2.9	1.3	1.9	2.3	1.9	7.3	1.8	1.3	2.5
International / Other	0.4	0.0	0.1	0.1	0.6	0.3	0.3	0.3	0.4	1.3	1.1	2.3	0.8
Total TRU NIAGEN	***3.0***	***3.7***	***5.2***	***6.5***	***18.5***	***7.5***	***8.7***	***9.7***	***10.2***	***36.1***	***11.1***	***11.7***	***11.9***
NIAGEN Ingredient	1.3	1.9	1.0	1.0	5.2	1.1	1.1	0.7	2.0	4.9	2.0	2.0	0.9
NIAGEN Related Revenues	***4.3***	***5.7***	***6.2***	***7.4***	***23.6***	***8.6***	***9.8***	***10.5***	***12.1***	***41.0***	***13.1***	***13.7***	***12.8***
Other Ingredients	1.1	0.9	0.9	0.5	3.4	0.4	0.3	0.5	0.1	1.3	0.5	0.9	0.6
Analytical Reference Standards & Services	1.2	1.2	1.0	1.1	4.5	1.1	1.0	1.1	0.9	4.0	0.7	0.7	0.8
Total Net Sales	***6.6***	***7.8***	***8.1***	***9.1***	***31.6***	***10.0***	***11.1***	***12.1***	***13.1***	***46.3***	***14.3***	***15.3***	***14.2***
TRU NIAGEN as % of Total Net Sales	***46%***	***48%***	***64%***	***71%***	***58%***	***74%***	***79%***	***81%***	***78%***	***78%***	***78%***	***77%***	***84%***
NIAGEN Related Revenues as % of Total Net Sales	***65%***	***73%***	***77%***	***82%***	***75%***	***85%***	***88%***	***87%***	***93%***	***88%***	***91%***	***90%***	***90%***
											10.2	-9%	***17%***
											13.7	-4%	3%
YOY Growth Rate - Net Sales													
Total Company	95%	85%	33%	20%	49%	53%	42%	48%	44%	47%	43%	38%	18%
NIAGEN Related	337%	168%	40%	31%	79%	99%	73%	68%	63%	73%	53%	40%	22%
Total TRU NIAGEN	NA	2528%	97%	143%	238%	146%	134%	86%	57%	96%	50%	34%	22%
Sequential Growth Rate - Net Sales													
Total Company	-13%	19%	4%	12%		11%	10%	9%	9%		10%	7%	-7%
NIAGEN Related	-24%	32%	10%	19%		15%	15%	6%	16%		8%	5%	-7%
Total TRU NIAGEN	14%	23%	40%	24%		15%	17%	11%	4%		10%	5%	2%

Q3 2020 vs Q2 2020 Key P&L Metrics

(in thousands)	Q3 2020	Q2 2020	Notes
Net Sales	**$ 14,180**	**$ 15,287**	TRU NIAGEN business up 2% driven by global e-Commerce and Watsons, partially offset by the $1.6MM purchase by Horizon Ventures in Q2 2020, which did not repeat.[1]
Gross Profit *% of Net Sales*	**8,454** *59.6%*	**9,088** *59.4%*	Up 20bps driven by product cost savings initiatives, favorable mix & overall scale on supply chain overhead. Q2 2020 included benefit of savings from prior year supply chain efficiency initiatives (~110bps).
Selling and Marketing *% of Net Sales*	5,223 *36.8%*	4,959 *32.4%*	Investments in earned media and brand building initiatives.
Research and Development	880	942	Down slightly with focused R&D investments.
General and Administrative	6,547	6,874	Excluding legal fees, severance & restructuring, and equity compensation expense, G&A was down by $0.1MM
Other	0	0	No other expenses in either quarter
Total Operating Expense	**12,650**	**12,775**	Lower G&A and R&D expense, partially offset by higher selling & marketing expense
Operating Loss	**$ (4,196)**	**$ (3,687)**	Higher sales and gross margins and lower overall operating expense

(1) Our shareholder, Horizon Ventures, donated bottles of Tru Niagen to health care workers in Hong Kong hospitals.

Q3 2020 vs Q3 2019 Key P&L Metrics

(in thousands)	Q3 2020	Q3 2019	Notes
Net Sales	**$ 14,180**	**$12,053**	TRU NIAGEN business up 22% with growth in global e-commerce, Watsons, international launches (Australia, U.K.) and new platforms (Persona Nutrition).
Gross Profit *% of Net Sales*	**8,454** *59.6%*	**6,749** *56.0%*	Up 360bps driven by favorable mix from TRU NIAGEN business, product cost savings and overall scale on supply chain overhead.
Selling and Marketing *% of Net Sales*	5,223 *36.8%*	4,626 *38.4%*	Marketing efficiency improved by 150bps driven by TRU NIAGEN business and overall scale on investments.
Research and Development	880	1,044	Down year-over-year with focused R&D investments
General and Administrative	6,547	7,967	Driven by lower legal expense. Excluding legal fees, severance & restructuring and equity compensation expense, G&A was lower by $0.4MM.
Other	0	0	No expenses in either quarter
Total Operating Expense	**12,650**	**13,637**	Lower G&A and R&D expense, partially offset by higher selling and marketing expense
Operating Loss	**$ (4,196)**	**$ (6,888)**	Higher sales and gross margins and lower overall operating expense

Adjusted EBITDA Summary

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands)

	Three months ended										
	Mar. 31, 2018	Jun. 30, 2018	Sep. 30, 2018	Dec. 31, 2018	Mar. 31, 2019	Jun. 30, 2019	Sep. 30, 2019	Dec. 31, 2019	Mar. 31, 2020	Jun. 30, 2020	**Sep. 30, 2020**
Net loss, as reported	$ (8,443)	$ (8,050)	$ (8,605)	$ (8,218)	$ (8,337)	$ (7,755)	$ (7,202)	$ (8,853)	$ (5,902)	$ (3,711)	**$ (4,215)**
Adjustments:											
Interest (income) expense	44	48	9	(22)	(35)	575	314	(7)	12	24	**19**
Depreciation	121	146	169	171	173	190	196	203	214	218	**220**
Amortization of intangibles	58	58	59	60	61	61	62	62	62	60	**60**
Amortization of right of use assets	-	-	-	-	138	141	144	92	92	95	**97**
Share-based compensation	1,258	1,811	1,317	1,985	2,029	1,759	1,687	1,697	1,873	1,711	**1,574**
Severance and restructuring	-	-	-	-	-	-	-	200	953	284	**224**
Bad debt expense(1)	-	-	-	-	-	-	-	2,233	-	-	**-**
Adjusted EBITDA	$ (6,962)	$ (5,987)	$ (7,051)	$ (6,024)	$ (5,971)	$ (5,029)	$ (4,799)	$ (4,373)	$ (2,696)	$ (1,319)	**$ (2,021)**
Total legal expense	2,973	2,079	2,723	2,045	3,250	2,926	2,944	2,226	2,380	1,844	**1,896**
Adjusted EBITDA excluding total legal expense	$ (3,989)	$ (3,908)	$ (4,328)	$ (3,979)	$ (2,721)	$ (2,103)	$ (1,855)	$ (2,147)	$ (316)	$ 525	**$ (125)**

Q3 2020 Adjusted EBITDA excluding legal expenses of $(0.1) million, declined $0.6 million sequentially driven lower sales and higher selling & marketing expenses. Reflects an improvement of $1.7 million YoY and break-even for the year-to-date period.

(1) Q4 2019 includes $2.2 million of bad debt expense related to the write-off of Elysium accounts receivable.

Q3 2020 Operating Loss vs Q3 2019



(in millions)
+$3.5M
-$0.8MM
(2.0)
(3.0)
(4.0)
(5.0)
(6.0)
(7.0)
(8.0)
(6.9)
1.2
0.5
1.0
0.2
0.2
0.4
(0.6)
(0.2)
(4.2)
Q3 FY19 Actual Operating Loss
Volume
Gross Margin Improvement
Legal
Equity Comp (G+A)
R+D Decrease
Other G+A
Sales & Marketing
Severance and Restructuring
Q3 FY20 Operating Loss

Quarterly Balance Sheet Highlights

(in thousands)	12/31/18	3/31/19	6/30/19	9/30/19	12/31/19	3/31/20	6/30/20	9/30/20	Key Drivers
Cash	**$ 22,616**	$ 19,327	$ 19,760	$18,879	**$ 18,812**	$13,608	$18,890	$15,478	Cash used in operations to grow the business plus $5 million capital raise
Inventory	**8,249**	8,670	10,714	9,820	**11,535**	11,280	12,338	11,031	Investments to support growth
Accounts Receivable[(1)]	**4,415**	5,382	5,792	6,042	**2,175**	3,558	3,954	3,214	Driven by mix of customer sales and timing of collections
Accrued Liabilities	**4,444**	4,592	3,643	3,693	**4,415**	5,249	5,246	5,173	Investments to scale the business and accrual for employee bonuses
Accounts Payable	**9,548**	9,753	9,323	6,168	**9,626**	8,159	9,780	6,881	Driven by changes in inventory, advertising and legal expense
Equity	**27,178**	20,977	15,145	27,142	**20,445**	16,548	21,581	19,487	Driven by net loss and capital raises of $17 million in 2019 and $5 million in 2020

Invested in future growth, tightly managed working capital year-to-date

(1) Periods between 12/31/2018 to 9/30/2019 include $2.2 million of receivables due from Elysium. During Q4 2019, the $2.2 million of receivables due from Elysium was written off.

Quarterly Cash Flow Highlights

(in thousands)	FY 2018	3/31/19	6/30/19	9/30/19	12/31/19	FY 2019	3/31/20	6/30/20	9/30/20	YTD 2020
Net Loss	$(33,316)	$ (8,337)	$ (7,755)	$ (7,202)	$ (8,853)[4]	$ (32,147)	$ (5,902)	$ (3,711)	$ (4,215)	$ (13,828)
Working Capital	5,059	2,888[1]	(3,969)	(2,943)	3,956	(68)	(1,583)	43	(1,605)	(3,145)
Cash From / (Used For) Operations	**(20,908)**	**(3,048)[1]**	**(9,021)**	**(7,760)**	**(610)**	**(20,439)**	**(5,221)**	**(1,556)**	**(3,845)**	**(10,622)**
Cash From / (Used For) Investing	(1,775)	(296)	(69)	(156)	272	(249)	(20)	(101)	(60)	(181)
Cash From / (Used For) Financing	(90)	55	9,524[2]	7,035[3]	271	16,884	37	6,940[5]	492	7,469
Net Increase / (Decrease) in Cash	**$(22,773)**	**$ (3,289)**	**$ 433**	**$ (881)**	**$ (67)**	**$ (3,804)**	**$ (5,204)**	**$5,282**	**$ (3,412)**	**$ (3,334)**
Ending Cash Balance	**$22,616**	**$ 19,327**	**$ 19,760**	**$18,879**	**$18,812**	**$18,812**	**$13,608**	**$18,890**	**$15,478**	**$15,478**

Lower cash used in operations year-to-date driven by lower net loss and lower working capital investment, excluding deferred revenue related to upfront payment from Nestlé Health Science in prior year period.

(1) Includes $4 million deferred revenue related to the upfront payment from Nestlé.
(2) Includes $10 million issuance of convertible notes, net of $565,000 of issuance costs.
(3) Includes $7 million issuance of common stock, net of $226,000 of issuance costs.
(4) Net loss includes $2.2 million write-off of receivables from Elysium.
(5) Includes $5 million issuance of common stock, net of $144,000 of issuance costs, and includes $2.2 million proceeds from exercise of stock options.

2020 Financial Outlook

(in thousands)	2018 Actual	2019 Actual	2020 Outlook	Key Drivers
Net Sales	**$31,557**	**$46,291**	Continued growth in top-line but lower than 2019 growth rate due to: • Larger revenue base • Coronavirus impact on retail sales • Regulatory Consulting divestiture	Growth driven by U.S. e-Commerce business, launches in new international markets (U.K. and Australia) and on new platforms (Persona Nutrition).
Gross Margin % (as a % of net sales)	**50.9%**	**55.7%**	Continued improvement	Increased TRU NIAGEN e-Commerce sales, savings from product design changes implemented in late 2019, and additional supply chain cost savings initiatives in 2020
Selling, Marketing & Advertising (as a % of net sales)	**52.4%**	**39.4%**	Up $3-5 million in absolute dollars and down as a % of net sales	Strong growth from returning customers, investments in brand awareness and new market launches
General & Administrative[(1)]	**$17,317**	**$20,529**	Up $1-2 million in absolute dollars and down as a % of net sales	Investments in key personnel to scale the business in 2H 2019 adding to baseline
Adjusted EBITDA excluding legal	**$(16,204)**	**$(8,826)**	Continued improvement	Higher sales and gross margins, partially offset by investments to scale the business

Investing for growth in 2020 while improving Adjusted EBITDA excluding legal.

(1) Excludes severance and restructuring expense, legal expense and Elysium-related bad debt expense (see details on slide 22). As reported, G&A was $27,137 in 2018 and $34,308 in 2019.

Adjusted EBITDA 2018 vs 2019

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands)

	Year ended Dec. 31, 2018	Year ended Dec. 31, 2019	Year over Year Change
Net loss, as reported[(1)]	$ (33,316)	**$ (32,147)**	$ 1,169
Adjustments:			
Interest (income) expense	79	**847**	768
Depreciation	607	**762**	155
Amortization of intangibles	235	**246**	11
Amortization of right of use assets	-	**515**	515
Share-based compensation	6,371	**7,172**	801
Severance and restructuring	-	**200**	200
Bad debt expense	-	**2,233**	2,233
Adjusted EBITDA	$ (26,024)	**$ (20,172)**	$ 5,852
Total legal expense	9,820	**11,346**	1,526
Adjusted EBITDA excluding total legal expense	$ (16,204)	**$ (8,826)**	$ 7,378

2019 Adjusted EBITDA excluding legal expense was a loss of ($8.8) million, a $7.4 million improvement YoY. The YoY improvement was driven by higher sales and gross margins.

(1) 2019 includes $2.2 million of bad debt expense related to the write-off of Elysium accounts receivable.

Cash Flow Break-even Framework

	Quarterly P&L Framework[1]	Comments[1]
Net Sales	~$17 million to ~$19 million	• U.S. e-Commerce marketing efficiency • Watson's international business • Acceleration in cross border launches • Successful launch with Nestlé • New business / market opportunities
Gross Margin % (as a % of net sales)	Around 60%	• Increased sales of TRU NIAGEN in e-Commerce business • Supply chain cost savings ramping in 2020
Total Operating Expense **Cash Operating Expense**[2]	~$13 million ~$11 million	• Reflects current quarterly operating expense, which includes elevated legal spending today • Litigation expense should decline over time allowing for reinvestment in other areas
Adjusted EBITDA (Including Legal Expense)	Break-even	• Excludes the impact of working capital, which is currently a use of cash due to growth • Over time, cash flow from operations should be self-funding as we achieve greater scale

Expect to achieve cash flow break-even at ~$19MM of quarterly sales and gross margins above 60% to offset higher operating expense (driven by ongoing litigation).

(1) Communicated on the Q2 2019 earnings conference call
(2) Cash operating expense excludes equity compensation, depreciation and amortization

Q3 2020 Financial Highlights - Recap

- **Total net sales of $14.2 million in Q3 2020 (+18% YoY, -7% versus Q2 2020)**
- **Demonstrated continued progress building TRU NIAGEN into a global brand**
  - TRU NIAGEN net sales of $11.9 million in Q3 2020 (+22% YoY)
  - Continued sequential growth in TRU NIAGEN net sales (+2% in Q3 2020 vs Q2 2020). High-teens growth excluding the $1.6 million purchase from Horizon Ventures in Q2 2020, which did not repeat in Q3 2020.(1)
- **Gross margin continued to improve (+360bps YoY, +20bps versus Q2 2020)**
  - Gross margin of 59.6% in Q3 2020 versus 59.4% in Q2 2020 driven by favorable mix, benefit of product cost savings initiatives and overall scale.
  - Q2 2020 included a ~110bps favorable impact related to a rebate for prior year supply chain cost savings initiatives.
- **Marketing efficiency reflects investments in brand building (+150bps YoY, -440bps versus Q2 2020)**
  - Selling and marketing expense of 36.8% of net sales in Q3 2020 compared to 32.4% in Q2 2020, and 38.4% in Q3 2019
- **General and administrative expense (G&A) was $6.5 million, down $0.3 million sequentially and lower by $1.4 million YoY**
- **Net loss was ($4.2) million or ($0.07) per share, compared to a net loss of ($7.2) million or ($0.12) per share in Q3 2019**
- **Adjusted EBITDA excluding legal expense was a loss of ($0.1) million, a $1.7 million improvement YoY**

(1) Our shareholder, Horizon Ventures, donated bottles of Tru Niagen to health care workers in Hong Kong hospitals.

Strong financial discipline. Progress toward cash flow break-even.


TRU
NIAGEN
300mg
TRU
NIAGEN
300mg

Contact Info

Brianna Gerber

Vice President of FP&A and Investor Relations

T: +1.949.419.0288 ext. 127

BriannaG@chromadex.com

www.chromadex.com

Where to buy TRU NIAGEN®

www.truniagen.com

www.amazon.com